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                                                                    Exhibit 10.2

                              TRANSITION AGREEMENT
                                     between
                             DEL MAR MORTGAGE, Inc.
                                       and
                                 CAPSOURCE, Inc.

         This TRANSITION AGREEMENT ("Agreement*) is entered and effective this 27* day of April, 1999, between DEL MAR MORTGAGE. INC. ("Del Mar"), a Nevada corporation and CAPSOURCE, INC. ("Capsource"), a Nevada corporation. Del Mar and Capsource are sometimes collectively referred to herein as the "parties."

         THE TERM OF THIS AGREEMENT (the "transition period") shall be l2 months, expiring upon the sooner of April 26, 2000, or FIVE days written notice from any party to the others-

WHEREAS this Agreement is mutually beneficial and necessary in order for the parties to facilitate and complete the transfer of operations of Del Mar to Capsource, pursuant to certain agreements relating to the acquisition by Sunderland Acquisition Corporation of Capsource and certain assets of Del Mar (the "Acquisition").

         WHEREAS, during the transition period, Del Mar will continue to require the use of the equipment and staff now belonging to Capsource, in exchange for Which Del Mar will be obligated to pay an Administrative Service Fee to Capsource, as more particularly set forth below.

NOW, THEREFORE, Del Mar and Capsource adopt this Agreement and agree as follows:

         1. Administrative Service Fee. Del Mar, for good and valuable consideration, the receipt of which is hereby acknowledged, while continuing in operation during the transition period, is hereby assigned and shall be entitled to the use of the equipment and staff, which in no manner shall hinder or interfere with Capsource's right to use the same at 2901 El Camino Avenue. Suites 206 and 201, Las Vegas, Nevada (the"Premises").

         2. Loan Origination and Marketing Fee. Capsource will diligently perform services and incur expenses in order to assist Del Mar in the marketing and origination of loans, each operating as a licensed Nevada mortgage company pursuant to Nevada Revised Statutes Chapter 645B and Nevada Administrative Code Chapter 645B. Del Marshall collect all revenues generated from the marketing and origination of loans. The revenue generated through the joint efforts of Del Mar and Capsource in the marketing and origination of loans, which shall include but not be limited to loan origination fees and interest, but shall not include loan servicing fees, shall be received and disbursed by Del Mar for those earnings derived during a particular month, within 15 days of the end of the month, as follows; For the first six months of the term of this agreement, 75%to Capsource and 25% to Del Mar; and, for any remaining term of the agreement 87,5% to Capsource, and 12.5 % to Del Mar.


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         3. Loan Origination and Marketing Fee Adjustments. To the extent that loan origination fees that were paid to Capsource are subject to a subsequent adjustment between Del Mar and the Borrower, then 87.5% of such adjustment shall be either charged or credited to Capsource in the month the adjustment is made by Del Mar and shall be included as an adjustment to the Loan Origination and Marketing Fees paid by Del Mar to Capsource in the following month.

         4. Reimbursement of Costs. Costs and expenses incurred shall be paid by each of the parties in the ordinary course of business in the transition period. Each party shall be entitled to monthly reimbursement from another party for any and all costs and expenses paid on behalf of said party. Costs shall be reimbursed within 15 days from the end of the month in which they are due.

         5. Right of Offset. Moneys due and payable to a party may be reduced to the extent that moneys are due from the same party.

         6. Termination. This Agreement is terminable upon the sooner of the expiration of 5 days after receipt of written notice from one party to the others (with the five days beginning to run on the date of receipt by the last party receiving notice), or at the end of business on April 26, 2000.

         7. Notice. Any notice required hereunder may be made by hand delivery, telefax or First Class U.S. Mail, and shall be deemed received if by hand delivery on the date of delivery, if by telefax on the date of transmittal and if by First Class U.S. Mail, on the third business day after mailing.

         8. Attorneys' Fees. The prevailing party, or parties, shall be entitled to reasonable attorneys' fees and costs that may be incurred as a result of any dispute arising from this Agreement.

         9. Choice of Law and Venue. This Agreement and the rights of the parties hereto shall be interpreted, governed and construed in accordance with the laws of the State of Nevada. Venue of any action shall be in the State Court of Nevada, in Clark County, Nevada.

         10. Sole Agreement; Amendment. This is the sole Agreement between the parties relating to the subject matter contained herein, and shall supercede all previous Agreements between the parties, whether written, oral or otherwise existing in any form whatsoever. Any amendment to this Agreement. or future superceding agreement must be in writing, signed by all the parties. Each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

         11. Indemnification. Each party shall indemnify the other for claims arising in the transition period by brokers or finders employed or alleged to have been employed by the indemnifying party.

         12. Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties and their successors and assigns; provided, however, that any assignment by any party, or parties, without the unanimous written consent of all parties shall be void.

         13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed and original, but ail of which together shall

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         constitute one and the same instrument. Signatures sent by telefax transmission shall be deemed to be evidence of the original execution thereof.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first referenced above.

DEL MAR MORTGAGE, INC.


By:
   ------------------------------

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                               First Amendment to
                              TRANSITION AGREEMENT
                                     Between
                             DEL MAR MORTGAGE, Inc.
                                       and
                                 CAPSOURCE, Inc.


         This amends the TRANSITION AGREEMENT ("Agreement") entered into and effective the 27" day of April. 1999. between DEL MAR MORTGAGE, INC. ("Del Mar"), a Nevada corporation and CAPSOURCE, INC. ("Capsource"), a Nevada corporation. Del Mar and Capsource are sometimes collectively referred to herein as the "parties."

         This amendment relates back to the original date of the Agreement and is for clarification purposes and does not change in any manner the terms of the Agreement.

         Del Mar and Capsource agree that for good and valuable consideration, as already set forth in the agreement:

         I. During the transition period and thereafter, and in order to facilitate the transition contemplated by the Agreement, Capsource shall be entitled to use all powers of attorney used in business operations and in loan servicing by Del Mar, as Capsource is doing business as Del Mar Mortgage.

         IN WITNESS WHEREOF, the parties have executed this First Amendment Agreement effective on the date fast referenced above.

DEL MAR MORTGAGE, INC.

By:
   ----------------------------

CAPSOURCE, INC.

By:
   ----------------------------

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